UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2011

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2011, AAR CORP. (the “Company”) entered into a credit agreement with various financial institutions, as lenders and Bank of America, N.A., as administrative agent for the lenders (the “Credit Agreement”).  The Credit Agreement creates a $400 million unsecured revolving credit facility that the Company can draw upon for general corporate purposes.  Under certain circumstances, the Company may request an increase to the revolving commitment by an aggregate amount of up to $50 million, not to exceed $450 million in total.  The Credit Agreement expires on April 12, 2016.  Borrowings under the Credit Agreement bear interest at the offered Eurodollar Rate (defined as the British Bankers Association LIBOR Rate) plus 125 to 225 basis points based on certain financial measurements if a Eurodollar Rate loan, or at the offered fluctuating Base Rate plus 25 to 125 basis points based on certain financial measurements if a Base Rate loan.

The Credit Agreement in part requires the Company to comply with certain financial covenants, including a fixed charge coverage ratio, a leverage ratio, and a minimum tangible net worth.  The Credit Agreement also contains certain affirmative and negative covenants, including those relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, compliance with applicable laws, and limitations on additional liens, indebtedness, acquisitions, investments and disposition of assets.  The Credit Agreement also requires significant domestic subsidiaries of the Company to provide a guarantee of payment under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.  A copy of the Credit Agreement is filed as Exhibit 10.1 and incorporated herein by reference.  A copy of the press release relating to the Credit Agreement is filed as Exhibit 99.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 12, 2011, the Company terminated its credit agreement dated August 31, 2006, as amended, between the Company and various financial institutions, as lenders and Bank of America, N.A. (as successor by merger to LaSalle Bank National Association), as administrative agent (the “LaSalle Credit Agreement”).  The LaSalle Credit Agreement was terminated in light of the Company entering into the Credit Agreement, referred to in Item 1.01 above.  The outstanding borrowings at the date of termination were rolled over to the Credit Agreement, referred to in Item 1.01 above. In addition, no material termination penalties or fees resulted from the termination.

Item 5.05.	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 12, 2011, the Board of Directors of the Company approved amendments, effective immediately, to the Company’s Code of Business Ethics and Conduct (the “Code”).  A copy of the Code, as amended, is filed as Exhibit 14.1 and incorporated herein by reference.

The amendments revise the Code to: (a) include new provisions on accepting and offering gifts; (b) update the provisions relating to the Foreign Corrupt Practices Act; (c) reflect recent changes to the Federal Government’s “Contractor Code of Business Ethics and Conduct”; (d) add a separate provision on insider trading with a cross-reference to the Company’s Insider Trading Policy; (e) add a requirement to report Code violations; and (f) make other non-substantive changes.

Item 8.01.	Other Events.

On April 13, 2011, the Company issued a press release announcing that its Board of Directors, at its regularly scheduled meeting on April 12, 2011, declared a quarterly cash dividend of $0.075 per share, payable on May 2, 2011 to stockholders of record as of the close of business on April 22, 2011.  A copy of the press release relating to the dividend is filed as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

	Exhibit No.	Description
	10.1	Credit Agreement dated as of April 12, 2011 among AAR CORP., Bank of America, N.A., as administrative agent, and the various financial institutions party thereto.

	14.1	Code of Business Ethics and Conduct, as amended through April 12, 2011.

	99.1	Press release dated April 13, 2011 relating to the Credit Agreement.

	99.2	Press release dated April 13, 2011 relating to the dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 14, 2011

AAR CORP.

By:	/s/ ROBERT J. REGAN
Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of April 12, 2011 among AAR CORP., Bank of America, N.A., as administrative agent, and the various financial institutions party thereto.

14.1	Code of Business Ethics and Conduct, as amended through April 12, 2011.

99.1	Press release dated April 13, 2011 relating to the Credit Agreement.

99.2	Press release dated April 13, 2011 relating to the dividend.